Exhibit 99.2

P R O X Y

The undersigned (individually and/or collectively “Shareholder”) does hereby appoint Kevin D. Gibbens, Daniel J. Stubler, and M. David Bryant, Jr. or any of them acting in the absence of the others (the “Designated Proxy”), as Shareholder’s true and lawful attorney and proxy, with full power of substitution and resubstitution, to vote ALL Class A Common Voting shares (the “Subject Shares”) of The Landrum Company, a Missouri corporation (the “Corporation”), which Shareholder is entitled to vote at the Special Meeting of the Shareholders of the Corporation scheduled to occur on October 22, 2019 (including any adjourned or postponed sessions thereof), with all the powers that Shareholder would possess if personally present at the meeting, to vote upon all matters which may properly come before the meeting: (i) in such manner as is specified below, and (ii) to the extent not specified below, in such manner as may be determined in the discretion of the Designated Proxy. The Subject Shares include all shares held as of the record date of the meeting (September 6, 2019) and as of any later record date that may be applicable to any adjourned or postponed session of the meeting. The Designated Proxy is hereby authorized and directed to vote the Subject Shares as follows:

1.     Approval of Simmons Merger. To approve the Agreement and Plan of Merger dated as of July 30, 2019 between the Corporation and Simmons First National Corporation (“Simmons”) and the merger of the Corporation with and into Simmons and all transactions contemplated therein. [The Board of Directors recommends voting “FOR” this approval.]

FOR	AGAINST	ABSTAIN

2.     Adjournment of Meeting. To approve one or more adjournments of the Special Meeting of the Shareholders, if necessary or appropriate, to solicit additional proxies in favor of approval of the Agreement and Plan of Merger with Simmons and the merger and all transactions contemplated therein. [The Board of Directors recommends voting “FOR” this approval.]

FOR	AGAINST	ABSTAIN

3.     Other Matters. To be voted in the discretion of the Designated Proxy on such other matters as may properly come before the meeting. [The Board of Directors recommends that authority be “GRANTED.”]

AUTHORITY GRANTED	WITHHOLD AUTHORITY

This Proxy, when properly executed, will be voted in the manner directed herein on behalf of the undersigned Shareholder. If no direction is given, this Proxy will be voted “FOR” approval of the Agreement and Plan of Merger and the merger and all transactions contemplated therein and “FOR” the adjournment of the meeting if necessary to solicit additional proxies in favor of the Simmons merger, and will be voted in the discretion of the Designated Proxy with respect to any other matters.

This Proxy pertains to ALL Subject Shares held in the individual name of each signatory person or entity as well as to ALL Subject Shares held in the joint names of each signatory person or entity and any other joint owners.

This Proxy will be effective until revoked by Shareholder. Attendance by Shareholder at the Special Meeting or any adjourned or postponed session thereof will not be deemed to revoke this Proxy unless Shareholder affirmatively indicates at such meeting his, her, or its intention to vote the Subject Shares in person. The undersigned hereby revokes any proxy previously given to vote the Subject Shares with respect to each meeting described herein (whether prior dated or delivered undated at a time prior to the date shown below).

(Continued on Reverse Side)

Proxy -- The Landrum Company	Page 1

Electronic and Facsimile Transmission. The Corporation and the Designated Proxy are authorized to recognize and act in accordance with a duly executed copy of this Proxy that is transmitted to and received by the Corporation or by the Designated Proxy via electronic transmission (e-mail) or via facsimile.

DATED this ___ day of ________________, 2019.

Print Name of Shareholder	Print Name of Shareholder

Signature	Signature

INSTRUCTIONS: Insert date of signing and print your name in the space provided in exactly the way your shares are registered (i.e., as your name appears on your stock certificate). Sign exactly as your name is printed. Where stock is issued in two or more names, it is preferable that all sign. If signing as attorney, administrator, executor, trustee, guardian, conservator, custodian, or other fiduciary, give your full title as such. A corporation, limited liability company, partnership, or other entity should have an authorized officer or representative sign.

Proxy -- The Landrum Company	Page 2

To Participants and Beneficiaries in the Landrum Company Employee Stock Ownership Plan:

You are receiving the enclosed proxy statement/prospectus and voting direction sheet because you are a participant or the beneficiary of a participant in the Landrum Company Employee Stock Ownership Plan (the “Plan”) and shares of Class A common stock of The Landrum Company (“Landrum”) are allocated to your account in the Plan.

There is a proposal before the Class A common shareholders of Landrum to approve a merger agreement and related transactions, including the merger of Landrum, parent company of Landmark Bank, with the Simmons First National Corporation, parent company of Simmons Bank. The terms of the merger agreement and merger are detailed in the enclosed proxy statement/prospectus.

As a participant or beneficiary in the Plan you have a right to direct me as Trustee of the Plan how the shares of the Landrum stock allocated to your account in the Plan are to be voted with respect to the merger agreement and merger. There is a voting direction and return envelope included in the enclosed materials. To vote your shares, simply mark your choice on the voting direction, sign and date the voting direction and return it in the enclosed envelope. For your vote to be counted, the voting direction must be received no later than October 8, 2019. Voting directions received after that date will not be counted.

If you do not return your voting direction, the shares allocated to your account will be voted as directed by the plan administrator, which is Landrum. The plan administrator has indicated that it will direct the Trustee to vote shares not otherwise directed by Plan participants to be voted in favor of the merger.

If you have any questions regarding this, please contact to Lisa Evans, Senior Vice President and Controller at Landrum at (573) 441-2822.

Sincerely,

Michael E. New

Trustee of the Landrum Company Employee Stock Ownership Plan

Invictus Fiduciary Services, LLC
1755 Kirby Parkway, Suite 101

Memphis, TN 38120

(901) 260-1444

ESOP PARTICIPANT	NUMBER OF PARTICIPANT'S
NAME:	ALLOCATED ESOP SHARES

THE LANDRUM COMPANY

employee stock ownership plan

VOTING direction CARD

PART I: THE MERGER

I hereby direct Michael New, as Trustee of The Landrum Company Employee Stock Ownership Plan (the “ESOP”), to vote the shares of Class A common stock of The Landrum Company, a Missouri corporation (the “Company”), that are allocated to my ESOP account at the Special Meeting of the Class A Common Shareholders of the Company scheduled for October 22, 2019, and any adjournments thereof, as follows with respect to the resolution to approve the Agreement and Plan of Merger between the Company and Simmons First National Corporation and the merger and other transactions described therein, all as more fully set forth and described in the proxy statement/prospectus dated September 17, 2019 accompanying this Voting Direction Card (please place an “X” next to your selection):

_________ FOR

_________ AGAINST

_________ ABSTAIN from voting

PART II. SIGNATURE AND DATE

(Please sign and date this Voting Direction Card where indicated below)

_________________________________

Signature of ESOP participant

Date:________________

YOU CAN RETURN YOUR VOTING DIRECTION CARD TO THE TRUSTEE BY FAXING, EMAILING, OR MAILING IT TO THE FOLLOWING ADDRESS:

Michael New, Trustee, The Landrum Company Employee Stock Ownership Plan

c/o Principal

Attn: Kelly Jansen

100 W Lawrence Street

Suite 501

Appleton, WI 54911

EMAIL: Jansen.Kelly@principal.com

FAX: 920-734-9180

YOUR VOTING DIRECTION CARD AND THE SPECIFIC MANNER IN WHICH YOU DIRECT THE TRUSTEE TO VOTE YOUR ALLOCATED SHARES (OR TO ABSTAIN FROM VOTING) WILL BE KEPT CONFIDENTIAL. IF YOU FAIL TO COMPLETE AND RETURN THIS VOTING DIRECTION CARD TO THE TRUSTEE PRIOR TO 5 P.M. CENTRAL TIME ON OCTOBER 8, 2019, THE TRUSTEE WILL VOTE YOUR ALLOCATED SHARES AS DIRECTED BY THE ESOP ADMINISTRATOR. THE ESOP ADMINISTRATOR WILL DIRECT THE TRUSTEE TO VOTE “FOR” THE MERGER.

PLEASE ALLOW ADEQUATE TIME FOR DELIVERY IF MAILING YOUR VOTING DIRECTION CARD.

Personal and Confidential